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                                 EXHIBIT 99.3

                    FORM OF OPTION TO PURCHASE COMMON STOCK
                        GRANTED TO CERTAIN INDIVIDUALS

          This Stock Option Agreement (the "Agreement") is entered into effective as of _______________, 2000, by and between PROSOFTTRAINING.COM, a Nevada corporation (the "Company"), and _________________________ (the "Optionee").

                                R E C I T A L S
                                ---------------

          A. The Company desires to give the opportunity to the Optionee to purchase certain shares of the Company's common stock.

          B. The Optionee desires to accept an option to purchase the number of shares set forth below (the "Option"), during the periods and at the exercise price specified below, subject to and upon the following terms and conditions.

                                   AGREEMENT
                                   ---------

          1.   General. As used in this Agreement, the following terms shall
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have the following meanings:

               (a)  Optionee:  ____________

               (b)  Date of grant:  ____________

               (c)  Number of shares optioned:  ____________

               (d)  Option exercise price per share: $____________

               (e)  Option termination date: ____________ (the "Expiration Date)

          2.   Vesting of Option. This Option shall become exercisable in
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installments as follows:

          Number of Shares                        Date of Earliest Exercise
           (Installment)                                 (Vesting)
           -------------                                 ---------


          The installments provided for in this Section 2 are cumulative. Each such installment which becomes exercisable pursuant to this Section shall remain exercisable until expiration or earlier termination of this Option.
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          3.   Restrictions on Exercise. The following additional provisions
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shall apply to the exercise of this Option:

               (a)  Termination of Continuous Status as an Employee. In the
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event of termination of Optionee's continuous status as an employee for any reason other than Optionee's death or disability, Optionee may only exercise the Option within thirty (30) days after the date of such termination.

               (b)  Disability of Optionee. In the event of termination of
                    ----------------------
Optionee's continuous status as an employee as a result of the Optionee's disability, the Optionee may only exercise the Option within six (6) months from the date of such termination.

               (c)  Death of Optionee. In the event of termination of Optionee's
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continuous status as an employee as a result of the Optionee's death, the Option may only be exercised any time within six (6) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

               (d)  Limitations. The Option shall, during the limited exercise
                    -----------
period under this Section 3, be exercisable only as to the shares for which the Option is exercisable on the date of the Optionee's death or termination of service with the Company. Under no circumstances shall the Option become exercisable under this Section 3 after the Expiration Date. Upon the earlier of the expiration of such limited exercise period or the Expiration Date, the Option shall terminate and cease to be exercisable.

               (e)  Immediate Termination. Should (i) the Optionee's continuous
                    ---------------------
status as an employee be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company, then in any such event this Option shall terminate immediately and cease to be exercisable.

          4.   Option Adjustments.
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               (a)  Change in Capitalization. If the outstanding shares of
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Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization by the Board of Directors of the Company (the "Board") an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share option price thereof, which may be issued to Optionee under the Option; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federal taxable income to the Optionee or the holders of Common Stock or other classes of the Company's securities.

               (b)  Corporate Reorganizations. Upon the occurrence of a
                    -------------------------
Terminating Transaction, as defined below, as of the effective date of such Terminating Transaction, the Option (whether or not vested) shall terminate unless (i) provision is made in writing in connection with such transaction for the assumption of such Option, or for the substitution for such Option of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event such Option shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the Option (whether or not vested), including without limitation providing for the cancellation of the Option and its automatic conversion into the right to receive the securities or other properties which a holder of the shares underlying the Option would have been entitled to receive upon such Terminating Transaction had such shares been issued and outstanding (net of the appropriate option exercise price). If, pursuant to the foregoing provisions of this paragraph (b), the Option shall terminate by reason of the occurrence of a Terminating Transaction without provision for any of the action(s) described in clause (i) or (ii) hereof, then Optionee shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Board shall designate, to exercise her Option to the full extent not theretofore exercised, including any portion which has not yet become exercisable. "Terminating Transaction" shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or

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more other corporations (except with respect to a transaction, the purpose of which is to change the domicile or name of the Company), as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, fifty percent (50%) or more of the aggregate voting power of all outstanding equity securities of the Company); or (c) a sale of all or substantially all of the Company's assets.

               5.   Option Not Transferable. This Option may not be sold,
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pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by such Optionee.

               6.   No Rights in Shares Before Issuance and Delivery. Neither
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the Optionee, her estate nor her transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a shareholder of the Company with respect to any shares issuable upon exercise of the Option unless and until certificates representing such shares shall have been issued and delivered notwithstanding exercise of the Option. No adjustment will be made for a dividend or other rights where the record date is prior to the date such stock certificates are issued, except as provided in Section 4.

               7.   Taxes. The Board shall make such provisions and take such
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steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of the Option, including, without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to Optionee by the Company, or requiring Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting or exercising the Option to pay to the Company any amount required to be withheld, or to execute such other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation. Optionee acknowledges that she has been advised to consult with a competent tax advisor regarding the applicable tax consequences relating to the receipt or exercise of the Option.

               8.   Exercise of Options.
                    -------------------

                    (a)  Procedure for Exercise. This Option may be exercised at
                         ----------------------
any time as to all or any portions of the shares as to which it is then exercisable, except that it may not be exercised for a fraction of a share. This Option shall be exercisable by written notice (in a form designated by the Company) which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such other representations and warranties of Optionee as may be required by the Company pursuant to Section 9. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price and may consist of any consideration and method of payment allowed under Section 8(b) below.

                    (b)  Payment of Exercise Price. The consideration to be paid
                         -------------------------
for the shares to be issued upon exercise of this Option shall consist of full payment in cash or cash equivalents or, with the consent of the Board, one of the alternative forms specified below:

                         (i)    full payment in shares of Common Stock (duly
endorsed for transfer to the Company) held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of delivery; or

                         (ii)   full payment through a combination of cash or
cash equivalents and shares of Common Stock (duly endorsed for transfer to the Company) held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of delivery; or

                         (iii)  full payment effected through a broker-dealer
sale and remittance procedure pursuant to which the Optionee (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale

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proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (B) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

                    (iv) any other legal consideration that may be acceptable to the Board.

               (c)  Fair Market Value. For purposes of this Agreement "Fair
                    -----------------
Market Value" shall man (i) if shares of Company common stock are exchanged-traded or traded on the NASDAQ National Market System ("NMS"), the closing sale or last sale price per share of such shares; (ii) if shares are regularly traded in any over-the-counter market other than NMS, the average of the bid and asked prices per share of such shares; and (iii) if such shares are not traded as described in (i) and (ii), the per share fair market value of such shares as determined in good faith by the Board on such basis as the Board in its sole discretion shall choose including the price most recently obtained in arms-length transactions involving the sales of common stock to unrelated third parties and whether or not any material changes in the Company's business have occurred since such sale which would impact the fair market value of the common stock. Fair Market Value as of a given date with respect to subparagraphs (i),
(ii) and (iii) shall be determined as of the close of business on the day prior to the date of determination, or if no trading in the shares of Company common stock takes place on such date, on the next preceding trading day on which there has been such trading.

          9.   Certain Representations and Warranties. By accepting this Option,
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the Optionee represents and agrees:

                    (i) that Optionee shall accept as binding and final all decisions or interpretations of the Board upon any questions arising under this Agreement;

                    (ii) that Optionee understands that this Option and any shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws;

                    (iii) that Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for sale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                    (iv) that Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws;

                    (v) that, if required by the Company in connection with the Company's underwritten public offering of the Company's securities, Optionee
(i) will not sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares acquired upon exercise of this Option (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (ii) will execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

                    (vi) that if use of the Company's Common Stock to pay the exercise price of the Option is authorized by the Board pursuant to the discretion granted to the Board under this Agreement, Optionee has been advised to consult with a competent tax advisor regarding the applicable tax consequences prior to utilizing such stock to exercise an Option;

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                    (vii)  as a condition to the exercise of any portion of the
Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act, or any other applicable law, regulation or rule of any governmental agency; and

                    (viii) that no certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or any regulatory body having jurisdiction over the Company. The Company shall be required to proceed with due diligence and to take any reasonable action required by the Company to be taken in order to qualify the issuance, to the Optionee, of all shares subject to the terms of this Agreement. The inability of the Company to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of shares pursuant hereto on terms deemed reasonable by the Board shall relieve the Company and the Board of any liability in respect of the non-issuance or sale of such shares as to which such requisite permits, authorizations or approvals shall not have been obtained. In the event the Company is unable to qualify the issuance of the shares despite its reasonable efforts, the Company shall be required to pay Optionee, in cash, an amount equal to the difference between the option exercise price and the Fair Market Value of such shares as of the date notice of exercise is delivered to the Company by Optionee.

          10.  No Employment Rights. Optionee acknowledges and agrees that this
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Option, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Company's right to terminate Optionee's employment at any time, with or without cause. The Company shall have the right to deal with the Optionee in the same manner as if this Agreement did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of employment of Optionee. Any disputes as to whether and when there has been a termination of Optionee's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Agreement shall be determined by the Board in its sole discretion, and the Board's determination thereof shall be final and binding.

          11.  Agreement Binding on Successors. The terms of this Agreement
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shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

          12.  Costs of Litigation. In any action at law or in equity to enforce
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any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and attorneys' fees reasonably incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

          13.  Necessary Acts. The Optionee agrees to perform all acts and
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execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

          14.  Invalid Provisions. In the event that any provision of this
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Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

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          15.  Non-ISO. This Option is not intended to be and shall not be
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treated as an incentive stock option under Section 422A of the Internal Revenue
Code.

          16.  Notices. Any notice to be given to the Company shall be addressed
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to the Company in care of its Secretary at its principal office, and any notice to be given to the Optionee shall be addressed to Optionee at the address given beneath her signature hereto or at such other address as the Optionee may hereafter designate in writing to the company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United State Postal Service.

          17.  Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
among the parties pertaining to the subject matter hereof and Optionee's rights to an equity interest in the Company and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          18.  Laws Applicable to Construction. This Agreement has been executed
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and delivered by the Company in the State of Texas and this Agreement shall be construed and enforced in accordance with the laws of said State.

          IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

                                    "COMPANY"


                                    PROSOFTTRAINING.COM, a Nevada corporation


                                    By: ________________________________________

ACCEPTED:


_____________________________
[NAME]

_____________________________
Street Address

_____________________________
City and State

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